UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2006

HS3 TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-117874

(Commission File Number)

20-3598613

(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211

(Address of principal executive offices and Zip Code)

(303) 455-2550

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 6, 2006 we have effected a one (1) new for four (4) old reverse stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has decreased from 200,000,000 shares of common stock with a par value of $0.001 each and 10,000,000 preferred stock with a par value of $0.001 each to 50,000,000 shares of common stock with a par value of $0.001 each and 2,500,000 preferred stock with a par value of $0.001 each. Our issued and outstanding share capital has decreased from 69,966,000 shares of common stock to 17,491,500 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The reverse stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on September 6, 2006 under the new stock symbol “HSTH”. Our new CUSIP number is 40430N 20 4.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Change filed with the Secretary of State of Nevada on August 23, 2006 and which is effective September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana

Mark Lana

President and Director

September 6, 2006